Exhibit 10.39

LIMITED CONSENT and first amendment TO AMENDED AND RESTATED to CREDIT AND SECURITY AGREEMENT (REVOLVING LOAN)

This LIMITED CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (REVOLVING LOAN) (this “Agreement”) is made as November 7, 2019, by and among SIENTRA, INC., a Delaware corporation, MIRADRY HOLDINGS, INC., a Delaware corporation (formerly known as Miramar Labs, Inc.), MIRADRY, INC., a Delaware corporation (formerly known as Miramar Technologies, Inc.), MIRADRY INTERNATIONAL, INC., a Delaware corporation, MIDCAP FUNDING TRUST, as Agent (in such capacity, together with its successors and assigns, “Agent”), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.Agent, Lenders and Borrower have entered into that certain Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of July 1, 2019 (as amended, modified, supplemented prior to the date hereof, the “Original Credit Agreement”, and as the same is supplemented hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend certain financial accommodations to Borrower in the amounts and manner set forth in the Credit Agreement.

B.Sientra has informed Agent that it intends to enter into that certain Asset Purchase Agreement (the “Project Destiny Acquisition Agreement”) on November 7, 2019, as Purchaser, with Vesta Intermediate Funding, Inc., as Seller, which agreement is attached hereto as Exhibit A, pursuant to which Sientra will acquire the Acquired Assets (as defined in the Project Destiny Acquisition Agreement) on the terms set forth in the Project Destiny Acquisition Agreement (such acquisition, the “Project Destiny Acquisition”).

C.Pursuant to Section 5.7(a) of the Credit Agreement, no Borrower shall make any Acquisition other than a Permitted Acquisition. Borrowers have requested, and Agent and Lenders constituting at least the Required Lenders have agreed to (i) consent to certain aspects of the Project Destiny Acquisition (that would not otherwise be permitted pursuant to the terms of the Credit Agreement) in accordance with the terms and subject to the conditions set forth herein and (ii) amend certain provisions of the Original Credit Agreement to, among other things, permit the incurrence of certain indebtedness in connection with the Project Destiny Acquisition.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders constituting Required Lenders and Borrower hereby agree as follows:

1.Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.Conditional Limited Consent.

(a)At the request of and as an accommodation to the Borrowers, subject to the terms and conditions set forth herein, including without limitation the conditions set forth in Sections 6 and 7 hereof, Agent and the Required Lenders hereby consent and agree that the Project Destiny Acquisition shall constitute a “Permitted Acquisition” for purposes of the Credit Agreement; provided that:

(i) the Project Destiny Acquisition is consummated in all respects in accordance with the terms of the Project Destiny Acquisition Agreement;

(ii)the Project Destiny Acquisition satisfies the requirements of clauses (b) through (g) and (j) of the definition of “Permitted Acquisition” in the Original Credit Agreement;

(iii)Borrower has delivered to Agent a true and complete copy of the Project Destiny Acquisition Agreement, the Project Destiny Lease, the Project Destiny Transition Services Agreement and all material agreements related to the foregoing;

(iv)on a pro forma basis after giving effect to the consummation of such the Project Destiny Acquisition Agreement, that Credit Parties are in compliance with the financial covenants set forth in Article 6 of the Credit Agreement (and the Borrower’s signature hereto shall constitute a certification to that effect); and

(v)(A) the aggregate upfront cash consideration payable by Credit Parties or their Subsidiaries in connection with the Project Destiny Acquisition does not exceed $14,000,000, (B) the aggregate deferred cash consideration payable by Credit Parties or their Subsidiaries in connection with the Project Destiny Acquisition does not exceed $6,363,335, and (C) the aggregate number of shares of Sientra common stock issued as consideration payable by Credit Parties or their Subsidiaries in connection with the Project Destiny Acquisition does not exceed 607,442 shares.

(b)The conditional limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (ii) prejudice any right that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (iii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents; (iv) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit, or (v) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.  Without the foregoing, Borrower acknowledges and agrees that (x) any failure to satisfy the conditions set forth in Section 2(a)(i) through (v), shall cause the consent set forth in this Section 2 to be void ab initio and of no effect, (y) any Default or Event of Default occurring as a result of any such failure shall be deemed to have occurred as of the date of this Agreement and (z) Agent and Lenders shall be entitled exercise any and all rights and remedies as to which they would have otherwise been entitled in respect of such Default or Event of Default but for the giving of the consent set forth in this Section 2.

3.Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 6 hereof, the Original Credit Agreement is hereby amended as follows:

(a)The definition of “Material Contracts” appearing in Article 1 of the Original Credit Agreement is hereby amended by (i) deleting the “and” immediately preceding clause (d), and (ii) adding the following new clauses (e), (f) and (g) in the appropriate alphabetical order therein:

“, (e) the Project Destiny Acquisition Agreement, (f) the Project Destiny Transition Services Agreement and (g) the Project Destiny Lease.”

(b)The definition of “Permitted Acquisition” appearing in Article 1 of the Original Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and replacing it with the following:

“Agent and Required Lenders have consented in writing to the consummation of such Acquisition (which consent may be given in Agent’s and each such Lender’s sole and absolute discretion)”

(c)The definition of “Permitted Debt” appearing in Article 1 of the Original Credit Agreement is hereby amended by (i) deleting the “and” immediately preceding clause (o), (ii) revising existing clause (o) to new clause (p) and (iii) adding the following new clause (o) in the appropriate alphabetical order therein:

“, (o) the Project Destiny Deferred Consideration in an aggregate amount not to exceed $6,363,335; provided that no payment shall be made by or on behalf of Borrower or its Subsidiaries in respect of the Project Destiny Deferred Consideration if an Event of Default has occurred and is continuing or would result from the making of any such payment unless Agent and Required Lenders have provided their prior written consent to the making of such payment; and”

(d)Article 1 of the Original Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

“First Amendment” means that Limited Consent and First Amendment to Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of November 7, 2019, among Borrowers, Agent and Lenders.

“Project Destiny Acquisition” has the meaning set forth in the First Amendment.

“Project Destiny Acquisition Agreement” has the meaning set forth in the First Amendment.

“Project Destiny Deferred Consideration” means collectively (i) Three Million Three Hundred Sixty-Three Thousand Three Hundred Thirty-Five Dollars ($3,363,335) due from Sientra to Vesta Intermediate Funding, Inc. on the second (2nd) anniversary of the closing date of the Project Destiny Acquisition Agreement and (ii) Three Million Dollars ($3,000,000) due from Sientra to Vesta Intermediate Funding, Inc. on the fourth (4th) anniversary of the closing date of the Project Destiny Acquisition Agreement, each of which constitutes a portion of the consideration for the Project Destiny Acquisition pursuant to the terms of the Project Destiny Acquisition Agreement.

“Project Destiny Lease” means that certain Lease Agreement, dated as of November 7, 2019, between Vesta Intermediate Funding, Inc., as lessor, and Sientra, as lessee.

“Project Destiny Transition Services Agreement” means that certain Transition

Services Agreement dated as of November 7, 2019, by and between Sientra, Inc. and Vesta Intermediate Funding, Inc.

4.Representations and Warranties; Reaffirmation of Security Interest. To induce Agent and Lenders to enter into this Agreement, each Credit Party does hereby represent warrant, represent and covenant to Agent and Lenders that (i) each representation and warranty set forth in the Financing Documents to which such Credit Party is a party is hereby restated and reaffirmed as true, correct and complete in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof, (iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Credit Parties to Agent, for the benefit of Agent and each Lender, pursuant to the Financing Documents or otherwise granted to or held by Agent, for the benefit of Agent and each Lender and (iv) each Credit Party has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

5.Costs and Fees. Credit Parties agree to promptly pay, or reimburse upon demand for, all reasonable and documented costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby, in accordance with Section 12.14 of the Credit Agreement.

6.Conditions to Effectiveness.  This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a)Borrowers shall have delivered to Agent this Agreement, executed by an authorized officer of each Borrower;

(b)all representations and warranties of Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c)prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents; and

(d)Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request in connection with this Agreement.

7.Conditions Subsequent / Post-Closing Covenants.

(a)Credit Parties shall, by the date that is ten (10) Business Days after the date hereof (or such later date as Agent may agree, in its sole discretion), have executed and delivered to

Agent the agreements, instruments and other documents to the extent required by Section 4.11 of the Credit Agreement, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien in all entities and assets acquired in connection with the Project Destiny Acquisition to the extent required by the Credit Agreement, in each case in form and substance satisfactory to Agent.

(b)Credit Parties shall, by the date that is thirty (30) days after the date hereof (or such later date as Agent may agree, in its sole discretion), have executed and delivered to Agent a landlord’s agreement, in form and substance reasonably satisfactory to Agent, from Vesta Intermediate Funding, Inc. with respect to the “Premises” (as defined in the Project Destiny Lease) located at 9900 South 57th Street, Franklin, WI.

(c)Credit Parties hereby agree that failure to comply with the requirements set forth in this Section 7 shall constitute an immediate and automatic Event of Default

8.Release.  In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among such Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Required Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Required Lenders in connection therewith.

9.No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

10.Affirmation.  Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c)JURY TRIAL.  EACH BORROWER, AGENT AND THE REQUIRED LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER, AGENT AND EACH REQUIRED LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER, AGENT AND EACH REQUIRED LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS

(d)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.7 (Waiver of Consequential and Other Damages), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e)Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f)Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(g)Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h)Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i)Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amsellem(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST,

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amsellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	SILICON VALLEY BANK By:/s/ Milo Brissin(SEAL) Name: Milo Brissin Title: Director

BORROWER:

SIENTRA, INC.

By: /s/ Paul Little (SEAL)
Name: Paul Little
Title: CFO

MIRADRY HOLDINGS, INC.

By: /s/ Paul Little (SEAL)
Name: Paul Little
Title: CFO

MIRADRY, INC.

By: /s/ Paul Little (SEAL)
Name: Paul Little
Title: CFO

MIRADRY INTERNATIONAL, INC.

By: /s/ Paul Little (SEAL)
Name: Paul Little
Title: CFO

Exhibit A – Project Destiny Acquisition Agreement

[See attached]